Exhibit 99.1

Insulet Reports Full Year 2022 Revenue Increase of 19% (22% constant currency1)
and Fourth Quarter 2022 Revenue Increase of 20% Year-Over-Year (24% constant currency)

Represents 7th Consecutive Year of 20% or More Constant Currency Revenue Growth

ACTON, Mass. - February 23, 2023 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months and full year ended December 31, 2022.

Full Year Financial Highlights:

•Full year 2022 revenue of $1.3 billion, up 18.8%, or 22.5% in constant currency, compared to $1.1 billion in the prior year, exceeds the guidance range of 18% to 19% in constant currency
◦Total Omnipod revenue of $1.2 billion, an increase of 23.4%, or 27.4% in constant currency
◦U.S. Omnipod revenue of $884.8 million, an increase of 35.8%
◦International Omnipod revenue of $363.0 million, an increase of 0.9%, or 12.1% in constant currency
◦Drug Delivery revenue of $57.5 million, a decrease of 34.2%
•Gross margin of 61.7%, down 670 basis points. Adjusted gross margin1 of 66.2% excludes a charge of $57.9 million associated with the voluntary medical device correction (MDC) notices issued to replace Omnipod DASH® Personal Diabetes Managers (PDMs) and Omnipod® 5 Automated Insulin Delivery system (Omnipod 5) Controllers
•Operating income of $37.6 million, or 2.9% of revenue, compared to $126.0 million, or 11.5% of revenue, in the prior year. Adjusted operating income1 of $124.1 million, or 9.5% of revenue, excludes the $57.9 million charge noted above, as well as $25.2 million of certain legal costs and $3.4 million of CEO transition costs
•Net income of $4.6 million, or $0.07 per diluted share, compared to net income of $16.8 million, or $0.24 per diluted share, in the prior year. Adjusted net income1 of $91.1 million, or $1.30 per diluted share excludes charges of $57.9 million, $25.2 million and $3.4 million noted above. Prior year adjusted net income of $59.2 million, or $0.86 per diluted share, excludes a loss on extinguishment of debt of $42.4 million
•Adjusted EBITDA1 of $224.8 million, or 17.2% of revenue, compared to $215.9 million, or 19.6% of revenue, in the prior year

Fourth Quarter Financial Highlights:

•Fourth quarter 2022 revenue of $369.7 million, up 20.1%, or 23.7% in constant currency, compared to $307.7 million in the prior year, exceeds the guidance range of 11% to 14% in constant currency
◦Total Omnipod revenue of $366.4 million, an increase of 32.8%, or 36.8% in constant currency
◦U.S. Omnipod revenue of $276.2 million, an increase of 45.0%
◦International Omnipod revenue of $90.2 million, an increase of 5.7%, or 18.6% in constant currency
◦Drug Delivery revenue of $3.3 million, a decrease of 89.7%
•Gross margin of 58.8%, down 1,050 basis points. Adjusted gross margin of 64.5% excludes a net charge of $21.1 million associated with the voluntary MDC notices noted above
1 See description of non-GAAP financial measures contained in this release.

•Operating income of $23.5 million, or 6.4% of revenue, compared to operating income of $49.7 million, or 16.2% of revenue, in the prior year. Adjusted operating income of $42.5 million, or 11.5% of revenue, excludes the $21.1 million charge noted above, as well as income of $2.1 million related to an adjustment to a legal settlement charge
•Net income of $17.0 million, or $0.24 per diluted share, compared to net income of $29.2 million, or $0.42 per diluted share, in the prior year. Adjusted net income of $36.0 million, or $0.52 per diluted share, excludes the $21.1 million charge and $2.1 million of income noted above. Prior year adjusted net income of $30.0 million, or $0.43 per diluted share, excludes a loss on extinguishment of debt of $0.8 million
•Adjusted EBITDA of $71.4 million, or 19.3% of revenue, compared to $72.8 million, or 23.7% of revenue, in the prior year

Recent Strategic Highlights:

•Delivered seventh consecutive year of 20% or more constant currency revenue growth
•Submitted to the FDA a 510(k) for a new basal-only Pod for individuals with type 2 diabetes
•Achieved record quarterly U.S. and Total Omnipod new customer starts
•Recently achieved milestones of 360,000 estimated active global customers using the Omnipod System, including over 100,000 U.S. customers using Omnipod® 5
•On track to begin Omnipod 5 international launch mid-year
•More than doubled intellectual property portfolio over the last year through record patent filings and a recent strategic asset acquisition
•Presented first release of real-world evidence for Omnipod 5 at the ATTD International Diabetes Congress for over 31,000 users demonstrating glycemic results similar to those observed in the pivotal trials and reinforcing the benefits of the customizable Target Glucose setting
•Omnipod 5 feasibility study data for individuals with type 2 diabetes published in Diabetes Care2
•Omnipod DASH real-world evidence on clinical outcomes in over 4,700 individuals with type 1 diabetes published in Diabetes Therapy3
•Recognized by Newsweek as one of America’s most responsible companies4

“2022 was another successful year for Insulet as we delivered strong revenue growth and advanced our strategic priorities,” said Jim Hollingshead, President and Chief Executive Officer. “We entered 2023 with significant momentum and expect to further strengthen our foundation for long-term sustainable growth. We are excited about the commercial launch of Omnipod 5, which is a transformative technology offering users award-winning innovation and improved outcomes and quality of life. We are proud of all we have accomplished and the entire Insulet team is focused on building on our success and furthering our mission to improve the lives of people with diabetes.”

2023 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2023, the Company expects revenue growth in the range of 14% to 19%. Revenue growth ranges by product line are:
◦Total Omnipod of 17% to 22%
◦U.S. Omnipod of 21% to 26%
2 https://pubmed.ncbi.nlm.nih.gov/36787903/.
3 https://pubmed.ncbi.nlm.nih.gov/36763329/.
4 https://www.newsweek.com/rankings/americas-most-responsible-companies-2023.

◦International Omnipod of 6% to 10%
◦Drug Delivery of (55)% to (45)%

•For the quarter ending March 31, 2023, the Company expects revenue growth of 11% to 14%. Revenue growth ranges by product line are:
◦Total Omnipod of 22% to 25%
◦U.S. Omnipod of 33% to 36%
◦International Omnipod of 4% to 7%
◦Drug Delivery of (100)% to (95)%

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2023, the Company expects gross margin of 65% to 66%.

For the year ending December 31, 2023, the Company expects operating margin of high-single digits.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 23, 2023 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.
•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share, all of which exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections and loss on extinguishment of debt, that affect the period-to-period comparability of our operating performance, as applicable.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections and loss on extinguishment of debt, that affect the period-to-period comparability of our operating performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to adverse changes in general economic conditions as well as risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; dependence on a principal product platform; ability to maintain and grow our customer base; ability to scale the business to support revenue growth; maintenance of an effective sales force and expansion of distribution network; ability to secure and retain adequate coverage or reimbursement from third-party payors; impact of healthcare reform laws; impact of competitive products, technological change and product innovation; ability to design, develop, manufacture and commercialize future products; inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products;

challenges to the future development of our non-insulin drug delivery product line; international business risks, including regulatory, commercial and logistics risks; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; ability to protect our intellectual property and other proprietary rights and potential conflicts with the intellectual property of third parties; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; the potential violation of anti-bribery/anti-corruption laws; breaches or failures of our product or information technology systems, including by cyberattack; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; the concentration of manufacturing operations and storage of inventory in a limited number of locations; loss of employees or inability to identify and recruit new employees; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2023 Insulet Corporation. Omnipod, Omnipod DASH and Omnipod 5 are registered trademarks of Insulet Corporation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions, except per share data)	2022	2021	2022	2021
Revenue	$369.7	$307.7	$1,305.3	$1,098.8
Cost of revenue	152.4	94.5	499.7	346.7
Gross profit	217.3	213.2	805.6	752.1
Research and development expenses	49.5	41.8	180.2	160.1
Selling, general and administrative expenses	144.3	121.7	587.8	466.0
Operating income	23.5	49.7	37.6	126.0
Interest expense, net	(2.7)	(15.1)	(26.7)	(61.2)
Loss on extinguishment of debt	—	(0.8)	—	(42.4)
Other expense, net	1.5	(0.4)	(1.1)	(1.9)
Income before income taxes	22.3	33.4	9.8	20.5
Income tax expense	(5.3)	(4.2)	(5.2)	(3.7)
Net income	$17.0	$29.2	$4.6	$16.8

Net income per share:
Basic	$0.25	$0.42	$0.07	$0.25
Diluted	$0.24	$0.42	$0.07	$0.24
Weighted-average number of common shares outstanding (in thousands):
Basic	69,472	69,070	69,375	67,698
Diluted	70,020	69,814	69,910	68,579

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(dollars in millions)	2022	2021
ASSETS
Cash and cash equivalents	$674.7	$791.6
Accounts receivable, net	205.6	161.0
Inventories	346.8	303.2
Prepaid expenses and other current assets	86.9	74.0
Total current assets	1,314.0	1,329.8
Property, plant and equipment, net	599.9	536.5
Goodwill and other intangible assets, net	127.2	76.4
Other assets	210.0	106.1
Total assets	$2,251.1	$2,048.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$30.8	$37.7
Accrued expenses and other current liabilities	306.4	166.0
Current portion of long-term debt	27.5	25.1
Total current liabilities	364.7	228.8
Long-term debt, net	1,374.3	1,248.8
Other liabilities	35.7	14.9
Total liabilities	1,774.7	1,492.5
Stockholders’ equity	476.4	556.3
Total liabilities and stockholders’ equity	$2,251.1	$2,048.8

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$276.2	$190.5	45.0%	—%	45.0%
International Omnipod	90.2	85.3	5.7%	(12.9)%	18.6%
Total Omnipod	366.4	275.8	32.8%	(4.0)%	36.8%
Drug Delivery	3.3	31.9	(89.7)%	—%	(89.7)%
Total	$369.7	$307.7	20.1%	(3.6)%	23.7%

	Years Ended December 31,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$884.8	$651.5	35.8%	—%	35.8%
International Omnipod	363.0	359.9	0.9%	(11.2)%	12.1%
Total Omnipod	1,247.8	1,011.4	23.4%	(4.0)%	27.4%
Drug Delivery	57.5	87.4	(34.2)%	—%	(34.2)%
Total	$1,305.3	$1,098.8	18.8%	(3.7)%	22.5%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME AND DILUTED EPS

	Three Months Ended December 31, 2022
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(4)	Diluted Earnings per Share
GAAP	$217.3	58.8%	$23.5	6.4%	$17.0	$0.24
Voluntary MDCs(1)	21.1		21.1		21.1	0.30
Legal costs(2)	—		(2.1)		(2.1)	(0.03)
Non-GAAP	$238.4	64.5%	$42.5	11.5%	$36.0	$0.52

	Year Ended December 31, 2022
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(4)	Diluted Earnings per Share
GAAP	$805.6	61.7%	$37.6	2.9%	$4.6	$0.07
Voluntary MDCs(1)	57.9		57.9		57.9	0.83
Legal costs(2)	—		25.2		25.2	0.36
CEO transition costs(3)	—		3.4		3.4	0.05
Non-GAAP	$863.5	66.2%	$124.1	9.5%	$91.1	$1.30

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
(in millions)	Net Income(4)	Diluted Earnings per Share	Net Income(4)	Diluted Earnings per Share
GAAP	$29.2	$0.42	$16.8	$0.24
Loss on extinguishment of debt(5)	0.8	0.01	42.4	0.62
Non-GAAP	$30.0	$0.43	$59.2	$0.86

ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2022	Percent of Revenue	2021	Percent of Revenue	2022	Percent of Revenue	2021	Percent of Revenue
Net income	$17.0	4.6%	$29.2	9.5%	$4.6	0.4%	$16.8	1.5%
Interest expense, net	2.7		15.1		26.7		61.2
Income tax expense	5.3		4.2		5.2		3.7
Depreciation and amortization	16.2		14.9		63.2		57.4
Stock-based compensation expense	11.2		8.6		38.6		34.4
Voluntary MDCs(1)	21.1		—		57.9		—
Legal costs(2)	(2.1)		—		25.2		—
CEO transition costs(3)	—		—		3.4		—
Loss on extinguishment of debt(5)	—		0.8		—		42.4
Adjusted EBITDA	$71.4	19.3%	$72.8	23.7%	$224.8	17.2%	$215.9	19.6%

(1) Represents estimated costs associated with the voluntary MDC notices, which are included in cost of revenue.
(2) Includes a $20.0 million charge to settle patent infringement litigation, associated legal fees, and a charge to settle a contract dispute.
(3) Represents costs associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.
(4) The tax effect on non-GAAP adjustments is calculated based on the statutory tax rate. Due to valuation allowances, the statutory tax rate is 0%.
(5) Relates to the repurchase and conversion of the Company’s 1.375% Notes.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

Year Ending December 31, 2023
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21% - 26%	—%	21% - 26%
International Omnipod	7% - 11%	1%	6% - 10%
Total Omnipod	17% - 22%	—%	17% - 22%
Drug Delivery	(55)% - (45)%	—%	(55)% - (45)%
Total	14% - 19%	—%	14% - 19%

	Three Months Ending March 31, 2023
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	33% - 36%	—%	33% - 36%
International Omnipod	(2)% - 1%	(6)%	4% - 7%
Total Omnipod	20% - 23%	(2)%	22% - 25%
Drug Delivery	(100)% - (95)%	—%	(100)% - (95)%
Total	9% - 12%	(2)%	11% - 14%